Exhibit 99-2
                                   UACSC 96-C
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                             MONTH ENDING 11/30/96

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PRINCIPAL BALANCE RECONCILIATION                                           D O L L A R S                                 NUMBERS
                                                 CLASS A-1          CLASS A-2       CLASS A-3         TOTAL CLASS A's
                                               --------------      -------------   -------------       --------------     ------
Original Principal Balance                     188,000,000.00      97,000,000.00   25,999,057.10       310,999,057.10     24,044
Beginning Period Principal Balance             160,458,407.79      97,000,000.00   25,999,057.10       283,457,464.89     22,487
Principal Collections -
     Scheduled Payments                          3,356,295.41               0.00            0.00         3,356,295.41
Principal Collections - Payoffs                  3,429,713.55               0.00            0.00         3,429,713.55        367
Principal Withdrawal from Payahead                  12,196.39               0.00            0.00            12,196.39
Gross Principal Charge Offs                        432,365.11               0.00            0.00           432,365.11         34
Repurchases                                         98,783.85               0.00            0.00            98,783.85         11
Ending Balance                                 153,129,053.48      97,000,000.00   25,999,057.10       276,128,110.58     22,075
                                               ==============      =============   =============       ==============     ======

Certificate Factor                                  0.8145162          1.0000000       1.0000000            0.8878744
Pass Through Rate                                       6.190%             6.510%          6.630%               6.327%

CASH FLOW RECONCILIATION

Principal Wired                                                                                          6,812,693.22
Interest Wired                                                                                           2,688,217.02
Withdrawal from Payahead Account                                                                            21,054.85
Repurchases (Principal and Interest)                                                                       101,505.66
Charge Off Recoveries                                                                                          233.22
Interest Advances                                                                                           63,091.73
Certificate Account Interest Earned                                                                         27,089.91
Spread Account Withdrawal                                                                                        0.00
Class A Surety Bond Draw for
     Class I Interest                                                                                            0.00
Class A Surety Bond Draw for
     Class A Principal or Interest                                                                               0.00
Total Cash Flow                                                                                          9,713,885.61
                                                                                                         ============

TRUSTEE DISTRIBUTION  (12/10/96)

Total Cash Flow                                                                                          9,713,885.61
Unrecovered Advances on
     Defaulted Receivables                                                                                  12,947.12
Servicing Fee (Due and Unpaid)                                                                                   0.00
Interest to Class A-1 Certificateholders                                                                   827,697.95
Interest to Class A-2 Certificateholders                                                                   526,225.00
Interest to Class A-3 Certificateholders                                                                   143,644.79
Interest to Class I Certificateholders                                                                     521,375.65
Principal to Class A-1 Certificateholders                                                                7,329,354.31
Principal to Class A-2 Certificateholders                                                                        0.00
Principal to Class A-3 Certificateholders                                                                        0.00
Surety Bond Premium                                                                                         34,516.01
Interest Advance Recoveries from Payments                                                                   26,222.40
Unreimbursed draws on Class A's Surety Bond
     for Class I Interest                                                                                        0.00
Unreimbursed draws on Class A's Surety Bond
     for Class A Principal or  Interest                                                                          0.00
Deposit to Payahead                                                                                         35,102.72
Certificate Account Interest to Servicer                                                                    27,089.91
Payahead Account Interest to Servicer                                                                          665.46
Excess                                                                                                     229,044.29

Net Cash                                                                                                        (0.00)
                                                                                                         ============

Monthly Servicing Fee and the Spread Amount                                                              1,429,902.09
                                                                                                         ============
Servicing Fee Retained from
     Interest Collections                                                                                  236,214.55
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SPREAD ACCOUNT RECONCILIATION

Original Balance                                                                                                 0.00
Beginning Balance                                                                                        2,045,037.47
Trustee Distribution of Excess                                                                             229,044.29
Interest Earned                                                                                              8,199.41
Spread Account Draws                                                                                             0.00
Reimbursement for Prior Spread Account Draws                                                                     0.00
Distribution of Funds to Servicer                                                                                0.00
Ending Balance                                                                                           2,282,281.17
                                                                                                         ============
Required Balance                                                                                         3,887,488.21

FIRST LOSS PROTECTION AMOUNT RECONCILIATION

Original Balance                                                                                        15,549,952.85
Beginning Balance                                                                                       12,127,835.78
Reduction Due to Spread Account                                                                           (237,243.70)
Reduction Due to Principal Reduction                                                                      (366,467.72)
Ending Balance                                                                                          11,524,124.36

First Loss Protection Required Amount                                                                   11,524,124.36
First Loss Protection Fee %                                                                                      2.00%
First Loss Protection Fee                                                                                   19,206.87

SURETY BOND RECONCILIATION

Original Balance                                                                                       310,999,057.10
Beginning Balance                                                                                      283,065,528.29
Draws                                                                                                            0.00
Reimbursement of Prior Draws                                                                                     0.00
Ending Balance                                                                                         283,065,528.29
                                                                                                       ==============
Adjusted Ending Balance Based
     Upon Required Balance                                                                             275,431,117.57
Required Balance                                                                                       275,431,117.57

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                          157,339.24
Deposit                                                                                                     35,102.72
Payahead Interest                                                                                              665.46
Withdrawal                                                                                                  21,054.85
Ending Balance                                                                                             172,052.57
                                                                                                       ==============
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